Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2005 (August 19, 2005 as for Note 2), accompanying the financial statements and schedules of Beijing Med-Pharm Corporation and subsidiary contained in the Registration Statement and Prospectus of Beijing Med-Pharm Corporation and subsidiary on Form S-1/A. We hereby consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton
Hong Kong
February 7, 2006